Exhibit 99.1

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses incurred by Duke Realty Corporation (the “Company”) in connection with its issuance and sale of 41.4 million aggregate principal amount of common stock, $0.01 par value per share (the “Common Stock”) are set forth in the following table:

SEC Registration Fee*	$80,469

NYSE Listing Fee	116,317

Printing and Engraving Costs	10,000

Legal Fees and Expenses	75,000

Accounting Fees and Expenses	50,000

Other	14,281

Total	$346,067

*	On April 30, 2012, the Company, the sole general partner of Duke Realty Limited Partnership (the “Operating Partnership”), and the Operating Partnership, filed with the Securities and Exchange Commission an Automatic Shelf Registration Statement (the “Registration Statement”) on Form S-3 for the registration of an indeterminate amount of various securities, including, without limitation, the Common Stock. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Company and the Operating Partnership deferred payment of all registration fees at the time of the filing of the Registration Statement. Accordingly, the Company paid a registration fee of $80,469 in connection with the issuance and sale of the Common Stock.